Exhibit (7)(b)

Distribution Agreement

July XX, 2017

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, the Maine Municipal Fund (the “Fund”), an open-end, management investment company organized as a series of Viking Mutual Funds, a Delaware statutory trust, has agreed that Integrity Funds Distributor, LLC (“IFD”), shall be, for the period of this distribution agreement (the “Agreement”), the principal underwriter of shares issued by the Fund, including such classes of shares as may now or hereafter be authorized (the “Shares”).

Section 1.          Services as Underwriter

            Section 1.1    IFD will act as principal underwriter for the distribution of the Shares covered by the registration statement, prospectus, and statement of additional information then in effect of the Fund (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

           Section 1.2     IFD agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. IFD shall order Shares from the Fund only to the extent that it shall have received purchase orders therefor.

           Section 1.3     All activities by IFD as underwriter of the Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the “SEC”) or by any securities association registered under the Securities Exchange Act of 1934 and the Fund’s Registration Statement.

           Section 1.4     IFD will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

           Section 1.5     IFD acknowledges that, whenever in the judgment of the Fund’s officers such action is warranted for any reason, including, without limitation, market, economic, or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

           Section 1.6     IFD shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund. IFD will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.  IFD may allow commissions or concessions to dealers in such amounts as IFD shall determine from time to time, as set forth in the Fund’s Registration Statement.  Except as may be otherwise determined by IFD and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.  Shares sold to dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Fund’s then current Registration Statement. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares.

           Section 1.7     In consideration of the services rendered pursuant to this Agreement, IFD shall receive the excess, if any, of the sales price, as set forth in the Fund’s Registration Statement, over the net asset value of Shares sold by IFD, as underwriter.  In addition, IFD shall receive the proceeds from any contingent deferred sales charge imposed on the redemption of shares, as set forth in the Fund’s Registration Statement.  The Fund shall also pay IFD any distribution and/or service fees applicable to the Shares as authorized by the Distribution and Service Plan (the “Plan”) adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940 and set forth in the Fund’s Registration Statement.  Such fees shall be payable in the manner and terms set forth in the Plan.

           Section 1.8     IFD will bear all expenses in connection with the performance of its services and the incurring of distribution expenses under this Agreement.  For purposes of this Agreement, “distribution expenses” of IFD shall mean all expenses borne by IFD or by any other person with which IFD has an agreement approved by the Fund, which expenses represent payment for activities primarily intended to result in the sale of Shares, including, but not limited to, the following:

              (a)      payments made to, and expenses of, persons who provide support services in connection with the distribution of Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing any other shareholder services;

              (b)      costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine, and other mass media advertising;

              (c)      costs of printing and distributing prospectuses and reports of the Fund to prospective shareholders of the Fund;

             (d)      costs involved in preparing, printing, and distributing sales literature pertaining to the Fund;

              (e)      costs involved in obtaining whatever information, analyses, and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable; and

              (f)      sales commissions and other fees paid, together with related financing costs, to brokers, dealers and other selling entities with a dealer agreement in effect for the sale of Fund Shares.

Distribution expenses, however, shall not include any expenditures in connection with services which IFD, any of its affiliates, or any other person has agreed to bear without reimbursement.

           Section 1.9     IFD shall prepare and deliver reports to the Treasurer of the Fund and to the Investment Adviser on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the Plan and the purposes therefore, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

Section 2.          Duties of the Fund

           Section 2.1     The Fund agrees at its own expense to execute any and all documents, to furnish any and all information, and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that IFD may designate.

           Section 2.2     The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Fund and its Shares as IFD may reasonably request, all of which shall be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund’s officers, shall be true and correct.  The Fund shall also furnish IFD upon request with:  (a) annual audits of the Fund’s books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in the portfolio of the Shares, (e) monthly balance sheets as soon as practicable after the end of each month, and (f) from time to time such additional information regarding the Fund’s financial condition as IFD may reasonably request.

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           Section 2.3     The Fund shall pay to IFD, as set forth in the Registration Statement, the proceeds from any contingent deferred sales charge imposed on the redemption of the Shares, the excess (if any) of the sales price of the Shares over the net asset value of Shares sold by IFD, and any distribution and/or service fee authorized by the Plan.

Section 3.          Representations and Warranties

           Section 3.1     The Fund represents to IFD that all registration statements, prospectuses, and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares of the Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the SEC thereunder.  As used in this Agreement, the terms “registration statement,” “prospectus,” and “statement of additional information” shall mean any registration statement, prospectus, and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC.  The Fund represents and warrants to IFD that any registration statement, prospectus, and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act, and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus, or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.  IFD may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of IFD’s counsel, be necessary or advisable.  If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from IFD to do so, IFD may, at its option, terminate this Agreement.  The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving IFD reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus by statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

Section 4.          Indemnification

           Section 4.1     The Fund authorizes IFD and any dealers with whom IFD has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time in connection with the sale of Shares.  The Fund agrees to indemnify, defend, and hold IFD, its several officers and directors, and any person who controls IFD within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which IFD, its officers and directors, or any such controlling person may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus, or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund’s agreement to indemnify IFD, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities, or expenses arising out of or based upon any statements or representations made by IFD or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus, or statement of additional information and in such financial and other statements as are furnished to IFD pursuant to paragraph 2.2 hereof; and further provided that the Fund’s agreement to indemnify IFD and the Fund’s representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which IFD would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of IFD’s reckless disregard of its obligations and duties under this Agreement.  The Fund’s agreement to indemnify IFD, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund’s being notified of any action brought against IFD, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Minot, North Dakota, and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served.  The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund’s indemnity agreement contained in this paragraph 4.1.  The Fund’s indemnification agreement contained in this paragraph 4.1 and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of IFD, its officers and directors, or any controlling person, and shall survive the delivery of any Shares.  This agreement of indemnity will inure exclusively to IFD’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.  The Fund agrees to notify IFD promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any Shares.

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           Section 4.2     IFD agrees to indemnify, defend, and hold the Fund, its several officers and trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from, and against any and all claims, demands, liabilities, and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or trustees, or any such controlling person may incur under the 1933 Act, the 1940 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or trustees, or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements, or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by IFD to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by IFD to the Fund and required to be stated in such answers or necessary to make such information not misleading.  IFD’s agreement to indemnify the Fund, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon IFD’s being notified of any action brought against the Fund, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to IFD at its principal office in Minot, North Dakota, and sent to IFD by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served.  The failure so to notify IFD of any such action shall not relieve IFD from any liability that IFD may have to the Fund, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of IFD’s indemnity agreement contained in this paragraph 4.2.  IFD agrees to notify the Fund promptly of the commencement of any litigation or proceedings against IFD or any of its officers or directors in connection with the issuance and sale of any Shares.

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           Section 4.3     In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party.  If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

Section 5.          Effectiveness of Registration

           Section 5.1     None of the Shares shall be offered by either IFD or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b) (2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund’s prospectus, statement of additional information, or articles of incorporation.

Section 6.          Notice to IFD

           Section 6.1     The Fund agrees to advise IFD immediately in writing:

              (a)      of any request by the SEC for amendments to the registration statement, prospectus, or statement of additional information then in effect or for additional information;

              (b)      in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus, or statement of additional information then in effect or the initiation of any proceeding for that purpose;

              (c)      of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus, or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus, or statement of additional information in order to make the statements therein not misleading; and

             (d)      of all actions of the SEC with respect to any amendment to any registration statement, prospectus, or statement of additional information which may from time to time be filed with the SEC.

Section 7.          Term of Agreement

           Section 7.1     This amended Agreement shall continue until July 30, 2018, and thereafter shall continue automatically for successive annual periods ending on July 30th, of each year, provided such continuance is specifically approved at least annually by (a) the Fund’s Board of Trustees and (b) a vote of a majority (as defined in the 1940 Act) of the Fund’s Trustees who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan, in this Agreement, or any agreement related to the Plan (the “Qualified Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable with respect to the Fund, without penalty, (a) on 60 days’ written notice, by vote of a majority of the Qualified Trustees or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (b) on 90 days’ written notice by IFD.  This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

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Section 8.          Miscellaneous

           Section 8.1     The Fund recognizes that directors, officers, and employees of IFD may from time to time serve as directors, officers, and employees of corporations and business trusts (including other investment companies) and that IFD or its affiliates may enter into distribution or other agreements with such other corporations and trusts.

           Section 8.2     It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Fund, personally, but bind only the property of the Fund.  The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

           Section 8.3     This Agreement shall be construed in accordance with the laws of the State of North Dakota.

           Section 8.4     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

           Section 8.5     This Agreement may not be amended or modified in any manner except by both parties with the same formality as this Agreement and as may be permitted or required by the 1940 Act.

           Section 8.6     The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth herein.

Maine Municipal Fund

By: ___________________________________

   President

Date: July XX, 2017

Accepted:

Integrity Funds Distributor, Llc

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By: __________________________________

        President

Date: July XX, 2017

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